owth Fund, L.P.Form 4 Joint Filer Information

Name: 	Critical Capital Growth Fund, L.P.

Address:	90 Park Avenue
		New York, New York

Designated Filer: Eye of the Round, LLC

Issuer & Ticker Symbol: Steakhouse Partners, Inc. (STKP.PK)

Date of Event
  Requiring Statement: 1/31/2005

Signature:		Critical Capital Growth Fund, L.P.

			By:	Critical Capital L.P.
			Its:	General Partner

			By:	Critical Capital Corporation
			Its: 	Managing Partner

			By:	/s/ Steven B. Sands (By Alexandria A.
				McGuire by Power of Attorney)
				Steven B. Sands